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                                                       EXHIBIT 99.2

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

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                                 BIOMATRIX, INC.
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Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You can revoke your proxy at any time before it is voted.






Please be sure to sign and date this Proxy.              Date
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----------Shareholder sign here-----------------------Co-owner sign here------


DETACH CARD


1. To consider and vote upon a proposal to adopt the merger agreement among Genzyme Corporation, a wholly owned subsidiary of Genzyme and Biomatrix. In the merger, Biomatrix will become a wholly owned subsidiary of Genzyme, and all outstanding shares of Biomatrix common stock will be converted into the right to receive cash, shares of Genzyme Biosurgery Division common stock or a combination of cash and shares.

                For                 Against                 Abstain

                / /                   / /                     / /


2. To transact such other business as may properly be brought before the special meeting or any adjournment of it by the Biomatrix board of directors.


Mark box at right if you will attend the meeting.                        / /

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                               / /


                                                                   DETACH CARD


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                                  BIOMATRIX, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2000


The undersigned hereby appoints Endre A. Balazs and Rory B. Riggs, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Biomatrix, Inc. to be held on ___________ __, 2000 at __:__ a.m., local time, at the Corporate Headquarters of the Company, 65 Railroad Avenue, Ridgefield, New Jersey 07657, or any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL 1 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND FOR THE PROPOSAL IF THERE IS NO SPECIFICATION.

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         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
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Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

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DO YOU HAVE ANY COMMENTS?

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